SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 20, 1999
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                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


Delaware                         0-25691                       13-4051921
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(State or Other                (Commission                 (IRS Employer
 Jurisdiction of                 File Number)               Identification No.)
   Incorporation)



110 East 59th Street, New York, New York                                10022
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(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's Telephone Number, including area code (212) 906-8440
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.      Acquisition or Disposition of Assets.
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     On September 20, 1999, NTL Incorporated  ("NTL")  announced that holders of over 90% of Workplace Technologies plc ("Workplace") shares accepted NTL's offer to acquire 100% of Workplace's outstanding common stock for 228p per share equaling a total consideration of approximately 81 million pounds sterling (approximately $129 million) in cash. Workplace shareholders have the option to elect to receive loan notes for their shares in lieu of cash. NTL also assumed approximately 20 million pounds sterling(approximately $32 million) of Workplace debt.


Item 7.      Financial Statements and Exhibits.
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                  Exhibits

There are no exhibits associated with this filing.

                                   SIGNATURES
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       NTL INCORPORATED
                                       (Registrant)


                                       By: /s/ Richard J. Lubasch
                                          -----------------------
                                       Name:   Richard J. Lubasch
                                       Title:  Executive Vice President,
                                                General Counsel


Dated: October 4, 1999

                                  EXHIBIT INDEX
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Exhibit                                               Page
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None